© 2007 First Marblehead Corporation
The information contained herein is subject to change without notice

The First
Marblehead
Corporation

Second Annual Investor and Analyst Day

Session II: Securitization

February 12, 2007

THE INFORMATION CONTAINED IN THIS PRESENTATION IS FOR DISCUSSION PURPOSES ONLY.

Forward Looking Statements

Various remarks that we may make about the Company’s future expectations, plans, prospects and the prospects of the private student loan industry constitute forward looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995.  Actual results may differ materially from those indicated by these forward looking statements as a result of known and unknown risks and uncertainties.  Important factors that could cause or contribute to such differences include: our continued
ability to structure securitization transactions; the estimates we make and the assumptions on which we rely in preparing our financial statements; our relationships with key clients and TERI; economic, regulatory and competitive factors; and those factors discussed in our quarterly and annual reports, which are on file with the
SEC.  In addition, any forward looking statements represent our expectations only as of February 12, 2007 and should not be relied upon as representing our expectations as of any subsequent date.  While we may elect to update forward looking statements at some point in the future, we specifically disclaim any obligations to do so, even if our expectations change.

Disclaimer

Disclaimer

National Collegiate Funding LLC (“NCF”) has on file an effective shelf registration statement (including a prospectus) with the SEC for the offering from time to time of student loan asset backed securities (the
“securities”). The registration statement and prospectus may be obtained for free by visiting EDGAR on the SEC web site at www.sec.gov. The material in this presentation is for the private information of the persons reviewing it. Neither NCF nor any other party is offering any securities by making this presentation or soliciting any action based upon the information provided.

Nothing contained herein shall be relied upon as a representation by NCF or any other person as to past or future performance as to any securities described in this presentation or as to any securities that may be issued in the future. Much of the information contained herein is of a general nature intended to provide a broad overview of the asset-backed securities market and is not illustrative of any transaction.

Investors are advised that certain of the information contained herein concerns the portfolio of student loans acquired by The National Collegiate Student Loan Trust 2006-3.

Neither NCF nor any other person expects to update or otherwise revise the information contained herein.  Any securities offered by NCF will be described in a prospectus delivered to prospective investors.  The securities will be obligations of a trust formed by NCF and will not be issued by, obligations of, or guaranteed by any other party.

Prior to entering into any purchase of securities, you should determine, without reliance upon any other person, the economic risks and merits, as well as the legal, tax and accounting characterizations and consequences of the securities.

Table of Contents

A.        Introduction

B.        Quantitative Analysis

C.        Securitization Process

D.       Investor Reporting

E.   Structural Considerations

A.  Introduction

John Foxgrover

Senior Vice President, Capital Markets

$1,400,000
$1,200,000
$1,000,000
$800,000
$600,000
$400,000
$200,000
$0
2002
2003
2004
2005
2006
Auto/Vehicle
Equipment
Credit Cards
Home Equity
Student Loans
CDO
CLO/Other

Securitization Market Very Liquid

Student loan issuance increased by a robust 7.5%, mainly as a result of continued
sector growth and increased investor appetite

The US ABS market is a highly efficient and liquid market that issued an all time high $1.2 trillion in 2006, exceeding the previous high of $1.1 trillion in 2005

Total Issuance ($ in Millions)

Source: Citigroup

Auto/Vehicle
8%
Equipment
1%
Credit Cards
5%
Home Equity
40%
Student Loans
5%
CDO
27%
CLO/Other
14%

ABS Sector Breakdown - 2006

Source: Citigroup

Student Loan Sector Now as Large as Credit Cards

$70,000
$60,000
$50,000
$40,000
$30,000
$20,000
$10,000
$0
$26,139
$40,690
$46,399
$61,836
$66,470
2002
2003
2004
2005
2006

Student Loan ABS Continues to Grow

Student Loan ABS Issuance by Year ($M)

Source: Citigroup – LIBOR FRN Issuance Only

Key Corp
2%
Other
6%
US Education Loan Trust
2%
Wachovia
2%
College Loan Corporation
3%
Goal
3%
GCO
4%
FIRST MARBLEHEAD
7%
Sallie Mae
50%
Nelnet
9%
Student Loan Corporation
12%

FMC Now 4th Largest SLABS Issuer

Source: Citigroup - For-Profit Student Loan Transactions

A Leader in Private Student Loan ABS

   #2 in Private, #4 in Total Student Loan Securitizations, 2006

   Long Established Working Relationship with Rating Agencies Using 20+ Year
        Historical Performance Data

   Excellent Relationships with Top Investment Banks, Law Firms, Audit Firms and Credit
        Providers

   Rating Agency Leverage Using 20+ Year Historical Performance Data

   Meaningful Dialogue with Diverse Investment Community Cultivates Strong Investor
        Base

   Opportunistic Buyer of Private Student Loan Portfolios in Secondary Market

   Visibility and Leadership in Private Student Loan ABS is a Key Objective of Program

Co-Chair and Co-Founder, American Securitization Forum’s Student Loan Sub-Forum

Regular Speakers at Industry Conferences

   Programmatic Quarterly Issuer with Consistent, Replicable Structure

Bermuda
0.7%
China
0.7%
Columbia
0.7%
France
0.7%
Germany
4.4%
Hong Kong
1.5%
Belgium
0.7%
Ireland
4.4%
Norway
2.2%
Singapore
2.9%
Sweden
0.7%
Switzerland
1.5%
United States
58.1%
United Kingdom
20.6%

Broad Worldwide Investor Distribution

Investors by Country (Number)

Total number of discrete
investors: 136

Cross Functional Transaction Team

Portfolio Funding

Risk Management

33 transactions totaling over $12.3 billion since 1994

Completed public, 144A, and conduit financings in the fixed rate, auction and commercial paper markets

In depth risk analysis of loan characteristics and portfolio performance for securitization analytics

Manage TERI portfolio risk profile and recommend guarantee fee structure

New product design

Quantitative Analysis

Development of proprietary asset-liability student loan financial model

Trust sensitivity analysis and mark to market

First Marblehead

Data Services

Trust accounting and reporting

Compliance and monitoring

All areas of functional expertise required for transaction execution are present in house, including loan data and cash flow analysis

Senior management has extensive Wall Street experience at firms including: UBS,
Citigroup, State Street, Wachovia and Merrill Lynch

FMC Offers Innovative, Market Accepted Structures

Notes:  Senior Class Floating Rate Notes, Triple-A Rated IO Strip, Mezzanine Class
Floating Rate Notes and Subordinate Class Floating Rate Notes

Discrete Trust Estate:  Loans and Cash Deposited into Discrete Trust Estate to
Secure the Notes

Credit Enhancement:  Comprised of Subordination, Excess Spread, TERI Guarantee
and a Cash Reserve Account

Release Level:  Excess Cash Does Not Flow to the Residual Holders Until Parity
Reaches 103%

Structural Enhancements:  IO Strip, pro-rata payout, liquidity note, Guaranteed
Investment Contracts on cash accounts, and wrap protection for IO Notes

B.  Quantitative Analysis

Charlie Hasselbrink

Vice President, Capital Markets

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-
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-
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-
-
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-
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SLFM
File Run Insert Tools Help
Asset Scenario Manager
Worksheet Browser
Excel
Connect
Disconnect
Activate
Browse
Refresh
Workbook
NCSLT20031-Ver10005-20061231-BASE.xls
2 of 2
Worksheet
SLFM_Asset_Scens_1
1 of 1
Scenario
NCT 2003-1 Rep4 BASE
1 of 3
SAVE
RUN
Input Settings
Advanced Settings
Database Settings
Run Status
Reports
Output Name
Run1
Run Date
12/31/2006
Run Months
360
Interest Worksheet / Scenario
SLFM_Interest_20061231
Loan Portfolio Worksheet
SLFM_NCT031Y06M12_Rep40
Loan Portfolio Recordset
Borrower Types Worksheet
SLFM_Borr_MgtY06Q4_TERI2
Servicer Types Worksheet
SLFM_Servicers_2
Asset Guarantee Worksheet
SLFM_AssetGuarantee_1

Student Loan Financial Model (SLFM)

Function:

Portfolio Simulation Application

Student Loan Specific

Windows-based .NET Architecture

Inputs:

Loan-by-Loan Servicer Data

Borrower Behavior Assumptions
(Default, Prepayment, Forbearance,
Delinquency, and Recovery)

Interest Rate Assumptions

Outputs:

Receipts From Borrowers

Receipts From Guarantor

Validation

Hollister Group

KPMG Structured Finance Group

PWC

State-of-the-Art Collateral Modeling

Quantitative Analysis of Securitizations

Servicer Data

Account Data

    - Pledge Fund Balance

    - Collection Acct Balance

    - Reserve Acct Balance

Interest Rates

Borrower Assumptions

Servicer Fee Schedule

SLFM

Asset-Liability (“Waterfall”)
Model

Valuation

Collateral
Cashflows

Bond and
Certificate Holder
Cashflows

C.  Securitization Process

Gary Santo

Vice President, Investor Relations

NCSLT 200x-x*
Anticipated Closing Date: December 15

Weeks to Close	Action Items
10	Receive First Data Tapes for Quarter from Servicers - Begin Sizing Transaction
9	Solicit Investment Banks, Law Firms, Audit Firms and Credit Providers
8	Select Transaction Partners, Formalize Transaction Calendar
7	Preliminary Presentation of Transaction to Rating Agencies
6	Receive Initial Cashflow Assumptions from Rating Agencies
5	Distribute Offering Document and Cashflows to Rating Agencies for Review
4	Obtain Rating Agency Signoff on Cashflows, Capital Structure and Preliminary Prospectus
3	Begin Marketing Transaction *Free Writing Prospectus and Press Release Filed*
2	Complete Marketing
1	Price Transaction *Term Sheet and Press Release Filed*
0	Close Transaction *Final Prospectus Supplement Filed*
+1 to +3	Receive Sale Reports, Reconcile Transaction and Complete Handoff to Trust Administrator
+5 to +8	Initial Servicer Report Filed

The Securitization Time Line

* NCSLT 200x-x is a hypothetical trust.  Any resemblance to an existing trust is purely coincidental

Regulation AB

What is it?

A Comprehensive Set of Federal Securities Rules and Regulations for ABS

Approved by the SEC in December, 2004

Applies to Public ABS Transactions Filed After December 31, 2005

What Does it Do?

Increased Disclosure Within the Offering Documents

Static Pool Data Made Available During Offering

Annual Servicer Compliance Assessment and Attestation Report

New Compliance Policies and Procedures for Issuers

How Did it Impact Our Process?

FMC was Already Supplying Market with Reg AB Compliant Data – Few Changes

Free Writing Prospectus

Term Sheet

On-going Updates to Static Pool Data

First Marblehead Announces Planned $1.56 Billion Securitization of Private Student Loans

BOSTON--(BUSINESS WIRE)--Sept. 8, 2006--The First Marblehead Corporation (NYSE: FMD) tod
closing of a securitization enabling the purchase of private student loans by The National Collegiate
(the Trust) and the related issuance of Student Loan Asset Backed Notes by the Trust. The National

**First Marblehead Announces Preliminary Estimate of Up-Front Fees in Upcoming Securitiz
Amount of Loans to be Securitized Increased**

BOSTON--(BUSINESS WIRE)--Sept. 14, 2006--As previously announced, The First Marblehead scheduled the closing of a securitization enabling the purchase of private student loans by The Na

First Marblehead Announces Expected Revenues on Its Largest Private Student Loan Securitization Ever

BOSTON, Sep 26, 2006 (BUSINESS WIRE) -- The First Marblehead Corporation (NYSE: FMD) today announced additional structural advisory fees and residual revenue in connection with a previously announced securitization
National Collegiate Student Loan Trust 2006-3 (the Trust). The Trust expects to raise approximately $1.84 billion

Information Transparency

Press Releases Timed to an ABS Disclosure Document Filing

Free Writing Prospectus

Term Sheet

Final Prospectus

FirstMarblehead

FREE WRITING PROSPECTUS

$1,560,400,000

THE NATIONAL COLLEGIATE STUDENT LOAN TRUST 2006-3

Issuing Entity

THE NATIONAL COLLEGIATE FUNDING LLC

Depositor and Sponsor

Student Loan Asset Backed Notes

Securities Offered

- Classes of notes listed in the table below

Assets

- Private student loans guaranteed by The Education Resources Institute, Inc.

Credit Enhancement

- Excess interest on the student loans
- Subordination of the class B notes, class C notes and class D notes to the class A notes and subordination of the class C notes and class D notes to the class B notes and subordination of the class D notes to the class C notes to the extent more fully described in this free writing prospectus
- Reserve account
- Liquidity note agreement
- The Education Resources Institute, Inc. guaranty on the student loans together with certain guaranty fees pledged to secure payments of claims on defaulted student loans

You should carefully consider the risk factors beginning on page 14.

The notes offered hereby represent obligations of the issuing entity only and do not represent an interest in or obligations of the sponsor, the depositor, First Marblehead Corporation, The Education Resources Institute, Inc., the originators, the servicers or any of their affiliates.

The notes are not guaranteed or insured by the United States or any governmental agency.

Distributions on the notes will be made on the 25th calendar day of each month or if the 25th is not a business day, the next business day. The first distribution date for the notes is November 27, 2006.

	Initial Class Balance	Interest Rate (per annum)	Final Maturity Date	Price	Discounts and Commissions[1]	Proceeds to the Trust
Class A-1 Notes	$ ________	One-month LIBOR plus ____%	________	100.000%	_____%	_____%
Class A-2 Notes	$ ________	One-month LIBOR plus ____%	________	100.000%	_____%	_____%
Class A-3 Notes	$ ________	One-month LIBOR plus ____%	________	100.000%	_____%	_____%
Class A-4 Notes	$ ________	One-month LIBOR plus ____%	________	100.000%	_____%	_____%
Class A-5 Notes	$ ________	One-month LIBOR plus ____%	________	100.000%	_____%	_____%

Free Writing Prospectus

Preliminary Deal Size

Begins Bond Marketing Period

SUMMARY OF TERMS

- This summary highlights selected information from this free writing prospectus. It does not contain all of the information that you need to consider in making your investment decision. You should read carefully this entire free writing prospectus in order to understand all of the terms of the offering of

Cut Off Date

- August 31, 2006.
- The trust will be entitled to receive all collections and proceeds on the trust student loans after their related cut off date.

Statistical Cut Off Date

- July 31, 2006.
- All statistical information relating to the trust student loans is presented as of the statistical cut off date.

Closing Date

- On or about September 28, 2006.

Free Writing Prospectus – Key Concepts

Not The Date up to Which
All Originated Volume Will
Be Purchased

Anticipated Date
Transaction Will Close,
Assets and Cash
Exchanged

Statistical Cut Off
Precedes Pool Cut Off
Date

TRUST PROPERTY

Formation of the Trust

The trust is a Delaware statutory trust. The only activities of the trust will be acquiring, owning and servicing the trust student loans and the other assets of the trust, issuing and making payments on the notes and other related activities.

The Trust's Assets

The assets of the trust will include:

- Private student loans guaranteed by TERI. It is anticipated that on the closing date the trust will purchase student loans having an aggregate principal balance and accrued interest of approximately $1,176,944,742.
- Collections and other payments on the trust

Aggregate Characteristics as of the Statistical Cut Off Date (July 31, 2006)

- Aggregate outstanding principal balance: $892,958,780
- Aggregate outstanding principal and accrued interest: $909,697,977
- Weighted average annual percentage spread over LIBOR: 4.58%

The Free Writing Prospectus – Pool Data

Actual Loans at Statistical Cutoff Date Plus
Estimated Volume Through Anticipated
Purchase Date

General Characteristics of Pool as of
Statistical Cut Off Date – NOT FINAL

TERM SHEET

$1,843,390,000

THE NATIONAL COLLEGIATE STUDENT LOAN TRUST 2006-3

Issuing Entity

THE NATIONAL COLLEGIATE FUNDING LLC

Depositor and Sponsor

Student Loan Asset Backed Notes

Securities Offered

- Classes of notes listed in the table below

Assets

- Private student loans guaranteed by The Education Resources Institute, Inc.

Credit Enhancement

- Excess interest on the student loans
- Subordination of the class B notes, class C notes and class D notes to the class A notes and subordination of the class C notes and class D notes to the class B notes and subordination of the class D notes to the class C notes to the extent more fully described in this term sheet
- Reserve account
- Liquidity note agreement
- The Education Resources Institute, Inc. guaranty on the student loans together with certain guaranty fees pledged to secure payments of claims on defaulted student loans

The notes offered hereby represent obligations of the issuing entity only and do not represent an interest in or obligations of the sponsor, the depositor, First Marblehead Corporation, The Education Resources Institute, Inc., the originators, the servicers or any of their affiliates.

The notes are not guaranteed or insured by the United States or any governmental agency.

Distributions on the notes will be made on the 25th calendar day of each month or if the 25th is not a business day, the next business day. The first distribution date for the notes is November 27, 2006.

	Initial Class Balance	Interest Rate (per annum)	Final Maturity Date	Price	Discounts and Commisions(1)	Proceeds to the Trust
Class A-1 Notes	$ 323,600,000	One-month LIBOR plus ____%	September 25, 2019	100.000%	0.220%	99.780%
Class A-2 Notes	$ 306,230,000	One-month LIBOR plus ____%	March 25, 2020	100.000%	0.250%	99.750%

Term Sheet

Bond Class Balances and General Pricing Information Available

Final Deal Size

Printed Before Bond Pricing

USE OF PROCEEDS AND ASSETS

The trust estimates that the net proceeds from the sale of the notes will be appli follows:

Collection Account[1][2]	$1,633,312,725
Reserve Account	$ 283,520,000
Deposit to TERI Pledge Fund	$ 18,660,124
Cost of Issuance	$ 2,500,000
Underwriting Fee[2]	$ 6,434,550
Total Uses	**$1,944,427,399**[2]

(1) $1,457,793,575 used to purchase student loans and $175,519,150 paid to The First Marblehead Corporation as a struct

(2) After pricing of the class A-IO notes, these dollar amounts may change.

The Term Sheet

Estimated Amount Required to
Pay P&I Plus Fees and
Expenses to Lenders

Preliminary Estimate of FMC’s
Structural Advisory Fee Payable at
Closing – NOT FINAL

$1,843,390,000

THE NATIONAL COLLEGIATE STUDENT LOAN TRUST 2006-3

Issuing Entity

THE NATIONAL COLLEGIATE FUNDING LLC

Depositor and Sponsor

Student Loan Asset Backed Notes

rities Offered
lasses of notes listed in the table below

ets
rivate student loans guaranteed by The Education Resources Institute, Inc.

dit Enhancement
xcess interest on the student loans

ubordination of the class B notes, class C notes and class D notes to the lass A notes and subordination of the class C notes and class D notes to the lass B notes and subordination of the class D notes to the class C notes to the xtent more fully described in this prospectus supplement eserve account

iquidity note agreement

he Education Resources Institute, Inc. guaranty on the student loans together ith certain guaranty fees pledged to secure payments of claims on defaulted udent loans

You should carefully consider the ri beginning on page S-14.

The notes offered hereby represent obli the issuing entity only and do not rep interest in or obligations of the spo depositor, First Marblehead Corpora Education Resources Institute, I originators, the servicers or any of their

The notes are not guaranteed or insur United States or any governmental agen

Distributions on the notes will be made calendar day of each month or if the 25 business day, the next business day. distribution date for the notes is Novembe

	Initial Class Balance	Interest Rate (per annum)	Final Maturity Date	Price	Discounts and Commissions[1]	P
s A-1 Notes	$ 323,600,000	One-month LIBOR plus 0.03%	September 25, 2019	100.0000%	0.2200%	9
s A-2 Notes	$ 306,230,000	One-month LIBOR plus 0.11%	March 25, 2026	100.0000%	0.2500%	9
s A-3 Notes	$ [illegible]	One-month LIBOR plus 0.15%	October 25, 2027	100.0000%	[illegible]	9

USE OF PROCEEDS AND ASSETS

The trust estimates that the net proceeds from the sale of the notes will be applied sub

Collection Account[(1)]	$1,634,418,538
Reserve Account	$ 283,520,000
Deposit to TERI Pledge Fund	$ 18,771,873
Cost of Issuance	$ 2,000,000
Underwriting Fee	$ 6,440,077
Total Uses	**$1,945,150,488**

(1) $1,460,925,573 used to purchase student loans, $173,308,476 paid to The First Marblehead Corporation as a $184,489 remaining in the collection account.

The Final Prospectus

Final Rates and Pricing

Final Upfront Cash
Proceeds Disclosed

Printed After Bond Pricing

Investor Reporting

Comprehensive ABS Investor Information available at:

www.firstmarblehead.com

Click on Investors

Click on ABS Investors

Select the relevant Trust Information to view the following information

Servicer Reports

Current Rates

Portfolio Stratification at Issuance

Offering Documents

Indenture

Sign-up for email alerts for notification when new information is posted on the website

US Bank (Trustee):  https://trustinvestorreporting.usbank.com

Register and obtain your user-id and password to access this information

D.  Investor Reporting

Rosalyn Bonaventure

President, First Marblehead Data Services

First Marblehead Data Services, Inc.

   Trust Administration and Accounting Services

Professional Staff

   Monthly Financial Close Cycle

   Quarterly Sarbanes Oxley Testing

   Annual Internal Audits

   Annual Compliance Audits

Performed by Third Party Public Accounting Firm

FMDS as Servicer

Primary Loan Servicers

The First Marblehead Corporation

- Overview
- Governance
- Equity Investors
- Press Releases and Events
- **ABS Investors**
  - Asset Backed Securities
  - SEC Filings
  - Pending Transactions
  - Static Pool Data
  - E-mail Alerts
  - CUSIP Lookup
  - ABS IR Contact
  - Information Request
- FAQs
- Contact IR
- Information Request

ABS Investors

Introduction

First Marblehead provides structural, advisory and other services to securitization trusts that issue student loan asset-backed securities. The asset-backed securities issued by the securitization trusts do not represent interests in, and are not guaranteed or insured by, First Marblehead. The asset-backed securities listed below are registered with the U.S. Securities and Exchange Commission and are subject to federal and state income taxes. Each series of asset-backed securities listed below is described in a Prospectus and Prospectus Supplement containing information about the terms and conditions of the asset-backed securities, information related to the underlying student loans, trading information and other issuance details.

Asset-Backed Securities

- The National Collegiate Student Loan Trust 2004-1
- The National Collegiate Student Loan Trust 2004-2
- The National Collegiate Student Loan Trust 2005-1
- The National Collegiate Student Loan Trust 2005-2
- The National Collegiate Student Loan Trust 2005-3
- The National Collegiate Student Loan Trust 2006-1
- The National Collegiate Student Loan Trust 2006-2
- The National Collegiate Student Loan Trust 2006-3

CUSIP Lookup

- Click here for 2004-1 CUSIP numbers
- Click here for 2004-2 CUSIP numbers
- Click here for 2005-1 CUSIP numbers
- Click here for 2005-2 CUSIP numbers
- Click here for 2005-3 CUSIP numbers
- Click here for 2006-1 CUSIP numbers
- Click here for 2006-2 CUSIP numbers
- Click here for 2006-3 CUSIP numbers

Trust Reports – Where to Find Them

I Asset and Liability Summary

	A	Student Loan Portfolio	11/30/06	Change	12/31/06
A	1	Student Loan Principal	$ 1,353,377,420.07	$ (3,350,542.05)	$ 1,350,026,878.02
	2	Student Loan Accrued Interest	$ 42,574,934.30	$ 9,343,312.10	$ 51,918,246.40
	3	Pool Balance	$ 1,395,952,354.37	$ 5,992,770.05	$ 1,401,945,124.42
	4	Weighted Average Coupon (WAC)	10.14%	0.01%	10.15%
	5	Weighted Average Maturity (WAM)	265.5 Months	-1.2 Months	264.3 Months
	6	Number of Loans	104,262	-219	104,043
	7	Number of Borrowers	97,092	-203	96,889

		Trust Accounts and TERI Pledge Fund (at market value)	11/30/06	Change	12/31/06
B	1	Collection Account + Collections Receivable	$ 5,162,604.27	$ 623,815.28	$ 5,786,419.55
	2	Reserve Account	$ 278,187,458.05	$ (3,970,791.80)	$ 274,216,666.25
	3	Total Trust Accounts	$ 283,350,062.32	$ (3,346,976.52)	$ 280,003,085.80
	4	TERI Pledge Fund	$ 89,224,384.28	$ 291,084.25	$ 89,515,468.53
	5	Total Trust Accounts + TERI Pledge Fund	$ 372,574,446.60	$ (3,055,892.27)	$ 369,518,554.33
	6	Pool Balance + Trust Accounts	$ 1,679,302,416.69	$ 2,645,793.53	$ 1,681,948,210.22
	7	Pool Balance + Trust Accounts + TERI Pledge Fund	$ 1,768,526,800.97	$ 2,936,877.78	$ 1,771,463,678.75

8 Reserve Account Balance after 01/25/07 Monthly Distribution Date will be $270,051,519.65.

		Securities	Cusip	Index	Spread	Initial Debt Issued	11/30/06	Change	12/31/06	Change	01/26/07	% of Securities
C	1	Class A1	63543VAA1	1M LIBOR	0.03%	$ 323,600,000.00	$ 323,600,000.00	$ -	$ 323,600,000.00	$ -	$ 323,600,000.00	17.55%
	2	Class A2	63543VAB9	1M LIBOR	0.11%	$ 306,230,000.00	$ 306,230,000.00	$ -	$ 306,230,000.00	$ -	$ 306,230,000.00	16.61%
	3	Class A3	63543VAC7	1M LIBOR	0.15%	$ 322,790,000.00	$ 322,790,000.00	$ -	$ 322,790,000.00	$ -	$ 322,790,000.00	17.51%
	4	Class A4	63543VAD5	1M LIBOR	0.27%	$ 294,510,000.00	$ 294,510,000.00	$ -	$ 294,510,000.00	$ -	$ 294,510,000.00	15.98%
	5	Class A5	63543VAE3	1M LIBOR	0.32%	$ 325,130,000.00	$ 325,130,000.00	$ -	$ 325,130,000.00	$ -	$ 325,130,000.00	17.64%
	6	Class A-IO	63543VAF0	Fixed	7.10%	(a)	(a)	$ -	(a)	$ -	(a)	0.00%
	7	Class B	63543VAG8	1M LIBOR	0.36%	$ 94,810,000.00	$ 94,810,000.00	$ -	$ 94,810,000.00	$ -	$ 94,810,000.00	5.14%
	8	Class C	63543VAH6	1M LIBOR	0.47%	$ 92,450,000.00	$ 92,450,000.00	$ -	$ 92,450,000.00	$ -	$ 92,450,000.00	5.02%
	9	Class D	63543VAJ2	1M LIBOR	1.15%	$ 83,870,000.00	$ 83,870,000.00	$ -	$ 83,870,000.00	$ -	$ 83,870,000.00	4.55%
	10	Total Securities				$ 1,843,390,000.00	$ 1,843,390,000.00	$ -	$ 1,843,390,000.00	$ -	$ 1,843,390,000.00	100.00%

(a) The initial notional amount, as effective thru the April 2011 Distribution Date, equals $315,000,000.

		Liquidity Note Information	11/30/06	Change	12/31/06	Change	01/26/07
D	1	Commitment [1]	$ 118,000,000.00	$ -	$ 118,000,000.00	$ -	$ 118,000,000.00
	2	Principal Balance Outstanding	$ -	$ -	$ -	$ -	-
	3	Draws	$ -	$ -	$ -	$ -	-

(1) Commitment level amount is effective until February 2007 Distribution Date.

Trust Report – NCSLT 2006-3 (p.1)

II		Transactions and Accruals		From 12/01/06 to 12/31/06
A.		Student Loan Cash Principal Activity		
	1	Principal Payments Received	$	(3,466,890.14)
	2	Principal Claims from Guarantor	$	(19,572.18)
	3	Repurchased Principal	$	-
	4	New Loan Additions	$	-
	5	Other Adjustments (cancellations, consolidations and other)	$	(887,402.60)
	6	Total Principal Collections	$	(4,373,864.92)
B.		Student Loan Non-Cash Principal Activity		
	1	Capitalized Interest	$	1,015,323.62
	2	Realized Losses	$	-
	3	New Loan Additions	$	6,724.00
	4	Other Adjustments	$	1,275.25
	5	Total Non-Cash Principal Activity	$	1,023,322.87
C.		Total Student Loan Principal Activity (II.A.6 + II.B.5)	$	(3,350,542.05)
D.		Student Loan Cash Interest Activity		
	1	Interest Payments Received	$	(1,281,934.18)
	2	Interest Claims from Guarantor	$	(509.09)
	3	Repurchased Interest	$	0.00
	4	New Loan Additions	$	0.00
	5	Other Adjustments (cancellations, consolidations and other)	$	(12,529.30)
	6	Total Interest Collections	$	(1,294,972.57)
E.		Student Loan Non-Cash Interest Activity		
	1	Interest Accruals	$	11,650,145.20
	2	Capitalized Interest	$	(1,015,323.62)
	3	Realized Losses	$	-
	4	Other Adjustments	$	3,463.09
	5	Total Non-Cash Interest Activity	$	10,638,284.67
F.		Total Student Loan Interest Activity (II.D.6 + II.E.5)	$	9,343,312.10
G.		Student Loan Late Fees Activity		
	1	Cash Late Fees	$	(862.29)
	2	Non-Cash Late Fees	$	1,771.55
	3	Net Late Fees Activity (II.G.1 + II.G.2)	$	909.26

III Prepayment Data	12/31/06
Prepayment Rate [1]	2.81%

[1] Initial measurement date is December 31, 2006. Thereafter, the Prepayment Rate will be updated in the January and July Monthly Distribution Reports for the 6-month periods ending December and June, respectively.

Trust Report – NCSLT 2006-3 (p.2)

IV	Collection Account Activity					From 12/01/06 to 12/31/06	
A.	Collection Account						
	1 Collections by Servicers					$	5,648,756.22
	2 Claim Payments from Guarantor					$	20,051.27
	3 Liquidation Proceeds and Recoveries					$	-
	4 Sale Proceeds					$	-
	5 Investment Earnings on Trust Accounts (1)					$	1,360,974.69
	6 Excess of Required Reserve Amount Balance					$	-
	7 Other Receipts (Late Fees and Other)					$	6,544.90
	8 Prior Month Allocation and Adjustments					$	-
	9 Advances or Reimbursements					$	-
	10 Opening Balance and Post Sale Settlement					$	64,624.00
	11 Total Available Funds					$	7,100,951.08
	(1) Includes CC Interest from 12/22/06 - 01/25/07						
B	Allocations thru 12/31/06 with Payments and Distributions for 01/26/07		Total Available Funds		Remaining Funds		Reserve Transfer / Draw Request
		$	7,100,951.08	$	7,100,951.08		
	1 Payment of Trustee Expenses, Servicers, Administrators, Paying Agent & Liquidity Note Provider Fees						
	(a) Payment of Trustee Fees & Expenses	$	-	$	7,100,951.08	$	-
	(b) Payment of Servicing Fees & Expenses	$	65,424.15	$	7,035,526.93	$	-
	(c) Payment of Administration Fees & Expenses	$	56,221.54	$	6,979,305.39	$	-
	(d) Payment of Irish Paying Agent Fees & Expenses	$	-	$	6,979,305.39	$	-
	(e) Payment of Back-up Administration Fees & Expenses	$	1,000.00	$	6,978,305.39	$	-
	(f) Payment of Liquidity Note Provider Fees & Expenses	$	8,128.89	$	6,970,176.50	$	-
	2 Allocation of Trustee Expenses, Servicers, Administrators, Paying Agent & Liquidity Note Provider Fees						
	(a) Allocation of Trustee Fees & Expenses	$	-	$	6,970,176.50	$	-
	(b) Allocation of Servicing Fees & Expenses	$	-	$	6,970,176.50	$	-
	(c) Allocation of Administration Fees & Expenses	$	-	$	6,970,176.50	$	-
	(d) Allocation of Irish Paying Agent Fees & Expenses	$	-	$	6,970,176.50	$	-
	(e) Allocation of Back-up Administration Fees & Expenses	$	-	$	6,970,176.50	$	-
	(f) Allocation of Liquidity Note Provider Fees & Expenses	$	-	$	6,970,176.50	$	-
	3 Payment to TERI Pledge Fund, additional Guaranty Fees	$	214,432.66	$	6,755,743.84	$	-
	4 Payment of Interest Distribution Amount to Class A Securities and Liquidity Note Interest:						
	(a) Class A-1	$	1,450,806.67	$	5,304,937.17	$	-
	(b) Class A-2	$	1,393,346.50	$	3,911,590.67	$	-
	(c) Class A-3	$	1,479,454.17	$	2,432,136.50	$	-
	(d) Class A-4	$	1,379,288.50	$	1,052,848.00	$	-
	(e) Class A-5	$	1,536,239.25	$	-	$	483,391.25
	(f) Class A-IO	$	1,923,685.83	$	-	$	2,407,077.08
	(g) Liquidity Note Interest	$	-	$	-	$	2,407,077.08
	5 Payment of Interest Distribution Amount to Class B Securities	$	451,137.58	$	-	$	2,858,214.66
	6 Payment of Interest Distribution Amount to Class C Securities	$	448,382.50	$	-	$	3,306,597.16
	7 Payment of Interest Distribution Amount to Class D Securities	$	454,295.83	$	-	$	3,760,892.99
	8 Transfer to Reinstate Reserve Account up to Required Reserve Amount Balance	$	-	$	-	$	-
	9 Payment to TERI, to Purchase Rehabilitated Loans	$	-	$	-	$	-
	10 Payment of Liquidity Note Balance until reduced to zero	$	-	$	-	$	-
	11 Payment of Principal Distribution:						
	(a) Class A-1	$	-	$	-	$	-
	(b) Class A-2	$	-	$	-	$	-
	(c) Class A-3	$	-	$	-	$	-
	(d) Class A-4	$	-	$	-	$	-
	(e) Class A-5	$	-	$	-	$	-
	(f) Class B Interest Carryover Shortfall	$	-	$	-	$	-
	(g) Class B	$	-	$	-	$	-
	(h) Class C Interest Carryover Shortfall	$	-	$	-	$	-
	(i) Class C	$	-	$	-	$	-
	(j) Class D Interest Carryover Shortfall	$	-	$	-	$	-
	(k) Class D	$	-	$	-	$	-
	12 Payment of any remaining Interest Carryover Shortfall to Class B Noteholders	$	-	$	-	$	-
	13 Payment of any remaining Interest Carryover Shortfall to Class C Noteholders	$	-	$	-	$	-
	14 Payment of any remaining Interest Carryover Shortfall to Class D Noteholders	$	-	$	-	$	-
	15 Payment of the following:	$	-	$	-	$	-
	(a) Unreimbursed Advances	$	-	$	-	$	-
	(b) Payment of Indenture Trustee Fees, in excess of maximum amounts specified	$	-	$	-	$	-
	(c) Payment of Irish Paying Agent Fees and Expenses, in excess of maximum amounts specified	$	-	$	-	$	-
	(d) Payment of Owner Trustee Fees and Expenses, in excess of maximum amounts specified	$	-	$	-	$	-
	(e) Payment of Back-up Administration Fees and Expenses, in excess of maximum amounts specified	$	-	$	-	$	-
	(f) Payment of Indemnities, Fees and Expenses of the Servicers	$	-	$	-	$	-
	(g) Payment of Administration Fees and Expenses allocated to the Notes	$	-	$	-	$	-
	(h) Payment of Indemnities, fees and Expenses to Liquidity Provider	$	-	$	-	$	-
	16 Remaining Amounts of Principal, if a Turbo Trigger is in effect	$	-	$	-	$	-
	17 Payment of any Prepayment Penalties to Class A-IO Noteholders previously unpaid	$	-	$	-	$	-
	18 Payment of structuring advisory fees and then to the Certificateholders, any remaining amounts	$	-	$	-	$	-

Trust Report – NCSLT 2006-3 (p.3)

V	Parity Calculations (excluding TERI Pledge Funds)	11/30/08	12/31/08
1	Senior Parity ((Pool Balance + Trust Accounts) / (Class A Securities + Outstanding Liquidity Note))	108.21%	108.53%
2	Total Parity ((Pool Balance + Trust Accounts) / (Securities + Outstanding Liquidity Note)) (a)	97.10%	97.24%

(a) Parity ratio calculation includes all Securities.

VI Portfolio Characteristics by Payment Status

	WAC		# of Loans		%		Principal Amount		%	
Payment Status	11/30/08	12/31/08	11/30/08	12/31/08	11/30/08	12/31/08	11/30/08	12/31/08	11/30/08	12/31/08
Interim (1)										
In School	10.19%	10.21%	91,673	89,948	87.93%	86.45%	$ 1,204,402,195.27	$ 1,134,666,366.91	88.99%	87.75%
Total Interim			91,673	89,948	87.93%	86.45%	$ 1,204,402,195.27	$ 1,134,666,366.91	88.99%	87.75%
Repayment										
Active										
Current	9.83%	9.82%	11,257	13,035	11.67%	12.53%	$ 141,290,259.73	$ 151,392,533.84	10.44%	11.28%
31-60 Days Delinquent	9.94%	10.70%	119	341	0.11%	0.33%	$ 1,380,148.11	$ 4,289,388.82	0.10%	0.32%
61-90 Days Delinquent	10.33%	10.72%	178	153	0.17%	0.15%	$ 2,192,335.50	$ 1,935,442.92	0.16%	0.15%
91-120 Days Delinquent	11.28%	11.15%	89	102	0.08%	0.10%	$ 941,148.09	$ 1,229,190.38	0.07%	0.09%
121-150 Days Delinquent	10.82%	11.29%	35	49	0.03%	0.05%	$ 394,380.03	$ 737,833.35	0.03%	0.05%
151-180 Days Delinquent	11.74%	11.27%	8	22	0.01%	0.02%	$ 56,914.72	$ 297,509.70	0.00%	0.02%
> 180 Days Delinquent	10.29%	11.44%	8	11	0.01%	0.01%	$ 23,825.79	$ 89,191.07	0.00%	0.01%
Forbearance	10.02%	9.28%	228	393	0.22%	0.38%	$ 2,721,438.19	$ 4,334,542.45	0.20%	0.36%
Total Repayment			12,534	14,097	12.07%	13.55%	$ 143,935,224.20	$ 155,370,011.71	11.01%	12.25%
Grand Total			104,207	104,045	100.00%	100.00%	$ 1,353,337,420.07	$ 1,290,096,373.02	100.00%	100.00%

(1) Loans in Interim Status have not yet entered repayment.

VII Portfolio Characteristics by Borrower Type and Program Type

Borrower Type		11/30/08 Principal Amount	11/30/08 %	12/31/08 Principal Amount	12/31/08 %
1	Creditworthy Cosigned Loans	$ 1,115,310,352.42	82.41%	$ 1,112,741,709.38	82.42%
2	Creditworthy Non-Cosigned Loans	$ 201,690,500.77	14.90%	$ 200,303,389.91	14.83%
3	Creditready Loans	$ 36,448,566.83	2.69%	$ 36,336,193.25	2.70%
Total		$ 1,353,337,420.07	100.00%	$ 1,350,098,373.02	100.00%

Program Type		11/30/08 Principal Amount	11/30/08 %	12/31/08 Principal Amount	12/31/08 %
1	Continuing Education	$ 27,335,814.78	2.06%	$ 27,318,748.72	2.06%
2	Graduate	$ 172,454,477.92	12.74%	$ 172,153,422.01	12.75%
3	K-12	$ 22,391,388.57	1.65%	$ 22,817,385.39	1.69%
4	Medical	$ 21,373,444.29	1.62%	$ 21,355,339.30	1.62%
5	Undergraduate	$ 1,109,297,529.77	81.93%	$ 1,105,533,204.70	81.89%
6	Consolidation, Parent, Other	$ -	0.00%	$ -	0.00%
Total		$ 1,353,337,420.07	100.00%	$ 1,350,098,373.02	100.00%

Trust Report – NCSLT 2006-3 (p.4)

Trust Report – NCSLT 2006-3 (p.5)

VIII

Default  Information, TERI Claims, Net Losses and Related Information

11/30/06

12/31/06

Principal Amount

Principal Amount

A.

Cumulative Claims Filed to TERI

(1)

215,400.87

$

304,997.20

$

B.

Cumulative Gross Default Rate

(2)

0.13%

0.17%

C.

Claims Cancelled (Non-Default)

-

$

19,445.60

$

D.

Cumulative Default Rate after Claims Cancelled

(3) (4)

0.13%

0.16%

E.

Cumulative Claim Payments Made by TERI

102,546.00

$

122,118.18

$

F.

Claims in Process

112,854.87

$

163,433.42

$

G.

Cumulative net loss, claims rejected, aged 24 months or more

-

$

-

$

H.

Has a Material Change to Charge-Off Method Occurred?

No

No

I.

Has a Material Change to Asset Terms, Fees, Penalties or Payments Occurred?

No

No

J.

Has a Material Breach of Pool Asset Representations or Warranties or Transaction

No

No

Covenants Occurred?

(1)

Cumulative principal balance of student loans subject to a TERI guaranty event as of the last day of the Collection Period.

(2)

Section VIII.A divided by the principal balance of all Student Loans that have entered repayment status plus cumulative principal payments received by the Trust.

(3)

Section VIII.A adjusted by (c) Claims Cancelled and returned to a non-default status divided by the cumulative principal balance defined in footnote (2).

(4)

Cumulative Default Rate is based on loans in repayment rather than financed student loans as of cutoff date as described in the Indenture.

IX

Triggers and Other Information

1

Has a change occurred in the notional amount of the Class A-IO? No - next change date is May 2011

2

Has Prepayment Penalty occurred on Class A-IO Notes?  (The scheduled Reference Amount exceeds the notional amount on Distribution Date)? No - next change date is May 2011

3

Has a Required Reserve Amount Balance date occurred? No - first date is February 2007

4

Has the Stepdown Date of November 26, 2012 occurred (On or after Stepdown Date and if a Subordinate Note Trigger is in effect, Principal Distribution method will change)?  No.

5

Note Parity Trigger (Pool Balance plus Reserve Account, at end of Collection period, is less than 101% of Outstanding Debt and Liquidity Notes after payments on Distribution Date on or after the Stepdown Date).

- Has Note Parity Trigger occurred? No

- If so, the date such trigger occurred.

- Is Note Parity Trigger currently in effect? No

6

Class B and C Note Interest Triggers (Cumulative Default Rate equals or exceeds set rates)(a)

- Has a Class B Note Interest Trigger occurred? No

- if so, the date the Class B Note Interest Trigger occurred.

- Is a Class B Note Interest Trigger currently in effect? No

- Has a Class C Note Interest Trigger occurred? No

- if so, the date the Class C Note Interest Trigger occurred.

- Is a Class C Note Interest Trigger currently in effect? No

7

Class D Note Interest Trigger

- Has a Class D Note Interest Trigger occurred? No

- if so, the date the Class D Note Interest Trigger occurred.

- Is a Class D Note Interest Trigger currently in effect? No

8

Subordinate Note Principal Trigger (Note Parity Trigger has occurred or Cumulative Gross Default Rate greater than 10% and TERI is no longer paying claims)(a)

- Has a Subordinate Note Principal Trigger occurred? No

- If so, the date such trigger occurred.

- Is a Subordinate Note Principal Trigger currently in effect? No

9

Turbo Trigger (Principal Balance of loans is equal to or less than 10% of the Principal Balance as of the cut off date or Cumulative Default Rate is greater than 10% and TERI is no longer paying claims)(a)

- Has a Turbo Trigger occurred? No

- If so, the date such trigger occurred.

- Is a Turbo Trigger currently in effect? No

10

  Has the Parity Ratio reached its release point of 103%?  No

11

Has Trust exceeded annual fees or expense cap to Service Providers?  No

(a)

See VIII. Default Information, TERI Claims, Net Losses and Related Information (above) for Cumulative Default Rate and calculation.

E.  Structural Considerations

John Hupalo

Chief Financial Officer

Transaction Overview – NCSLT 200x-x*

Bank

NCSLT 200x-x

Loan Servicer

P & I

Student Loans

Marketing
Fees

Investors

FMC

Trustee

FMDS

TERI

Pledge Fund

Servicing
Fees

Residual
(receivable)

Fees

Fees

Orders and Reports

Reports

- Up-Front SAF** (cash)

Additional SAF (receivable)

Residual (receivable)

P & I on
Securities

P & I

Debt
Securities

Excess

Spread

Principal (P)
&
Interest (I)

** SAF-Structural Advisory Fee

Cash

* NCSLT 200x-x is a hypothetical trust.  Any resemblance to an existing trust is purely coincidental

Date	2001	2003	2004	2005	2006	
Transaction	NCMSLT I	NCSLT 2003-1	NCSLT 2004-1	NCSLT 2005-3	NCSLT 2006-1	NCSLT 2006-3
Size (MM)	$150.0	$687.5	$715.1	$1,676.6	$900.7	$1,843.4
Market	Private	Private	Public	Public	Public	Public
Securities Issued	ARN	ARN/FRN	ARN/FRN	FRN	FRN	FRN
FRN Index	N/A	3M Libor	3M Libor	1M Libor	1M Libor	1M Libor
Enhancement	Wrap	Sr/Sub	Sr/Sub	Sr/Sub	Sr/Sub	Sr/Sub
Other	Master Trust	Discrete Trust		GIC	Liquidity Note	Triple-B

Seeking Efficiencies in the Market

The Evolution of the Securitization Program at FMC

Factors Affecting Earnings

   5 Key Assumptions

Interest Rates

Default Performance

Recovery Performance

Prepayment Performance

Discount Rate

   Duration of Asset

Unlike Other Consumer Assets, Student Loans Have Long Life
Cycles Covering Multiple Economic Cycles

Sizing a Deal

   Uses of Cash – NCSLT 2006-3 (as % of Pool Balance)

Amount Required to Purchase Student Loans (105.1%)

Deposit to Liquidity Reserve Account (20.4%)

Additional Deposit to TERI Pledge Account (1.4%)

Deposit to Cost of Issuance Account (0.1%)

Underwriting Fees (0.5%)

Structuring Fee to FMC at Close (12.5%)

   Other Considerations

Market Conditions

Starting Parity / Collateralization Level

Excess Spread

Efficient Structural Enhancements

Source: NCSLT 2006-3 Prospectus Supplement Printed 09/26/06

Parity Discussion – NCSLT 2006-3

   Starting Parity – the level of collateralization required at the start of the
        transaction

=  Student Loans + Reserve Acct + Pledge Acct + Collection Acct

                               Outstanding Principal Amount of Notes

    $1,390,227,098 + $283,520,000 + $86,650,516 + $184,489                  =  95.5%

                                              $1,843,390,000

  Release Parity – the level of collateralization required to allow cash to be distributed to residual holders

=                Student Loans + Reserve Acct + Collection Acct                            = 103.0%

   Outstanding Principal Amount of Notes + Liquidity Draw (if applicable)

Source: NCSLT 2006-3 Prospectus Supplement Printed 09/26/06

•

–

–

–

–

130.00%
125.00%
120.00%
115.00%
110.00%
105.00%
100.00%
95.00%
90.00%
85.00%
80.00%
IO Strip Retired
Sep-06
Sep-07
Sep-08
Sep-09
Sep-10
Sep-11
Sep-12
Sep-13
Sep-14
Sep-15
Sep-16
Sep-17
Sep-18
Sep-19
Sep-20
Sep-21
Sep-22
Sep-23
Sep-24

Parity Discussion – NCSLT 200x-x*

   Life Cycle of a Trust

Seasoning

Interest Only Strip (IO)

Residual Release

Turbo Period

Residual Release

Turbo

* NCSLT 200x-x is a hypothetical trust.  Any resemblance to an existing trust is purely coincidental

Seasoning
/ IO Strip

Excess Spread Months 1 to 63	Excess Spread Months 64 +
Weighted Average Current Margin	5.00%	5.00%
Servicing and Administration Fees	(0.35%)	(0.60%)
Weighted Average Debt Cost to LIBOR	(1.65%)	(0.40%)
Defaults (100% Reimbursement from TERI)	(0.00%)	(0.00%)
Approximate Excess Spread	3.00%	4.00%

Excess Spread – High Yielding Assets

Approximate Excess Loan Spread Calculation – NCSLT 200x-x*

* NCSLT 200x-x is a hypothetical trust.  Any resemblance to an existing trust is purely coincidental

•

▪

▪

▪

▪

Decision Matrix	No Liquidity Note	With Liquidity Note
Bonds	$1.075BN	$1.000BN
Reserve Account	$245 MM	$170 MM
Liquidity Note	N/A	$75 MM
Liquidity Note Fee	N/A	.08%
Bond Interest	L+ .07%	N/A
Reserve Account Investment Yield	L - .06%	N/A
Incremental Legal Fees	N/A	$50 K
Incremental Underwriter Fees	N/A	($45 K)

Example Savings:

= Liquidity Note Amount * Rate Differential * WAL - Net Incremental Fee

= $75MM *(.13 - .08)* 1.5 - $5K = $32.5K

•

▪

▪

▪

Structural Enhancements – NCSLT 200x-x*

   Liquidity Note

Non-cash

Fees Based on Usage

Economic Viability Assessed

                on Deal by Deal Basis

Can be Offset Using Efficient

              Guaranteed Investment Contract

   IO Strip / BBB Tranche

Ability to Monetize Excess Spread

Driven by Strong Performance Data

Diversification of Investor Base

* NCSLT 200x-x is a hypothetical trust.  Any resemblance to an existing trust is purely coincidental

First Marblehead ABS

Leader in private student loan ABS

Consistent collateral

Consistent structure

Experienced and frequent issuer

First Marblehead’s frequent issuer status and
consistently high quality transactions build a deep, loyal
investor base